Exhibit 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

NEWS RELEASE	Contacts:	Todd Hornbeck, CEO
07-001		Jim Harp, CFO
Hornbeck Offshore Services
985-727-6802

For Immediate Release		Ken Dennard, Managing Partner DRG&E / 713-529-6600

HORNBECK OFFSHORE LOWERS GUIDANCE FOR FOURTH QUARTER 2006

AND UPDATES EARNINGS GUIDANCE FOR CALENDAR 2006

January 10, 2007 — Covington, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today that after an initial review of operating results, it has revised its EBITDA and diluted earnings per share (EPS) guidance for the fourth quarter of 2006 and calendar 2006.

The Company now expects EBITDA for the fourth quarter of 2006 to range between $33.0 million and $34.0 million, down from $39.0 million to $41.0 million. Please refer to the attached data table and Note 1 for a definition and reconciliation of EBITDA guidance to its most directly comparable GAAP financial measure. The Company now expects EPS for the fourth quarter of 2006 to range between $0.61 and $0.63, down from $0.72 to $0.77. Included in fourth quarter 2006 results will be a $1.5 million ($1.0 million after-tax, or $0.04 per diluted share) gain on the sale of the ocean-going tug, Ponce Service. In recognition of its actual results for the first nine months of 2006 and its revised fourth quarter 2006 guidance above, the Company now expects EBITDA for the full calendar year 2006 to range between $151.3 million and $152.3 million and EPS to range between $2.74 and $2.77.

Todd Hornbeck, Chairman, President and CEO, stated, “On our last earnings call, we reported that market conditions for offshore supply vessels (OSVs) operating in the U.S. Gulf of Mexico (GoM) were getting choppy. However, during the latter half of the fourth quarter we experienced even more volatility than we expected. While our average OSV dayrates for the fourth quarter of 2006 were near the mid-point of our guidance range of $19,000 to $20,000, utilization for the quarter averaged in the mid-80’s, resulting in utilization-adjusted, or effective, dayrates that were roughly $2,000 less than comparable third quarter 2006 dayrates for this segment. This unexpected dip in utilization was partially due to softer market demand and partially attributable to shipyard delays for regulatory drydockings and unscheduled repairs, as well as downtime related to the positioning and outfitting of one of our offshore supply vessels for specialty service. In addition, our operating results for the fourth

103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006

quarter of 2006 were adversely impacted by an unexpected supplemental insurance premium in late November and costs related to a series of vessel incidents and related repairs that occurred during late November and December.”

Mr. Hornbeck continued, “Over the last couple of months, we have observed several factors that have impacted our operating environment. OSV dayrate volatility has increased, shipyard delivery schedules for newbuilds and turnaround time for regulatory drydockings, repairs and maintenance remain uncertain and personnel and insurance costs continue to rise. From mid-November to mid-January, our utilization-adjusted, or effective, fleetwide OSV dayrates have fluctuated by as much as $3,000. Continued labor and material shortages in the shipyard community have contributed to chronic delays in shipyard activity, which has adversely affected our utilization and increased our recertification, repair and maintenance costs. In contemplation of the delivery of over 20 new vessels over the next several years, we continue to train additional mariners to ensure a qualified workforce to operate our rapidly growing fleet. While we still have much more data to analyze, we anticipate lowering our most recently reported calendar 2007 guidance on our fourth quarter 2006 earnings call in mid-February, possibly by as much as 15% to 20%.

“Notwithstanding these factors, we are confident that the fundamental drivers of our business model remain solid. We look forward to the incremental new OSV demand drivers that are expected to come on-line in the GoM throughout 2008 and beyond, concurrent with the planned deliveries of two MPSVs and thirteen 240 class new generation OSVs under our active newbuild and conversion programs that will more than double the deadweight capacity of our upstream fleet. In addition, we expect to deliver three 60,000-barrel double-hulled tank barges and four ocean-going tugs during 2007 that will increase the barrel-carrying capacity of our downstream fleet by about 30%,” Mr. Hornbeck concluded.

Conference Call

The Company will conduct a conference call to discuss its revised guidance at 8:30 a.m. Eastern (7:30 a.m. Central) tomorrow, January 11, 2007. To participate in the call, dial (303) 262-2130 and ask for the Hornbeck Offshore call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at http://www.hornbeckoffshore.com, on the “IR Home” page of the “Investors” section of the Company’s website. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please call the Company’s investor relations firm, DRG&E, at (713) 529-6600 to be added to its e-mail distribution list for future Hornbeck Offshore news releases. An archived version of the web cast will be available shortly after the call for a period of 60 days on the “IR Home” page under the “Investors”

section of the Company’s website. Additionally, a telephonic replay will be available through January 18, 2007, and may be accessed by calling (303) 590-3000 and using the pass code 11081415.

Attached Data Tables

Following the conference call, the Company will post an electronic version of the following two pages of data tables, which will be downloadable in Excel™ format, on the “IR Home” page of the “Investors” section of the Hornbeck Offshore website for the convenience of analysts and investors.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck Offshore currently owns a fleet of over 60 vessels primarily serving the energy industry.

Forward-Looking Statements and Regulation G Reconciliation

This press release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which Hornbeck Offshore discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations and projections about future events or conditions. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. Although the Company believes that the assumptions, expectations and projections reflected in these forward-looking statements are reasonable based on the information known to the Company today, the Company can give no assurance that the assumptions, expectations and projections will prove to be correct. The Company cautions readers that it undertakes no obligation to update or publicly release any revisions to the forward-looking statements in this press release hereafter to reflect the occurrence of any events or circumstances or any changes in its assumptions, expectations and projections, except to the extent required by applicable law. Important factors that might cause future results to differ from these assumptions, expectations and projections include, but are not limited to, industry risks, changes in capital spending budgets by our customers, oil and natural gas prices, the inability to secure additional upstream contracts for TTB vessels, increases in operating costs, the level of fleet additions by competitors and over-capacity, economic and political risks, weather related risks, the ability to attract and retain qualified marine personnel, regulatory risks, the repeal or administrative weakening of the Jones Act, shipyard regulatory drydocking, repairs and construction delays and cost overruns and related risks, and other factors described in the Company’s most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. This press release also contains the non-GAAP financial measure of earnings (net income) before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in this press release. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission as well as in Note 1 to the attached data tables.

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Other Financial Data

(in millions, except Per Share Data and Tax Rates)

Forward Earnings Guidance and Projected EBITDA Reconciliation: (Unaudited)

Fourth Quarter 2006 Guidance	Fourth Quarter 2006 Updated Estimate		Fourth Quarter 2006 Prior Estimate
	Low	High	Low	High
Components of Projected EBITDA [1]
EBITDA, as adjusted [1]	$34.2	$35.2	$40.4	$42.4
Less: stock-based compensation expense	1.2	1.2	1.4	1.4

EBITDA [1]	$33.0	$34.0	$39.0	$41.0
Depreciation	6.1	6.1	6.4	6.4
Amortization	2.6	2.6	2.3	2.3
Interest (income) expense, net	(0.7)	(0.7)	—	—
Income tax expense	8.7	9.0	10.9	11.6
Income tax rate	34.8%	34.8%	36.0%	36.0%
Net income	$16.3	$17.0	$19.4	$20.7

Weighted average diluted shares outstanding	26.8	26.8	26.9	26.9
Earnings per diluted share	$0.61	$0.63	$0.72	$0.77

Adjustments included above:
Stock-based compensation expense, net of tax	$0.8	$0.8	$0.9	$0.9
Net income, as adjusted	$17.1	$17.8	$20.3	$21.6
Earnings per diluted share, as adjusted	$0.64	$0.66	$0.75	$0.80

Projected EBITDA [1] Reconciliation to GAAP:
EBITDA [1]	$33.0	$34.0	$39.0	$41.0
Cash paid for deferred drydocking charges	(5.0)	(5.0)	(2.9)	(2.9)
Cash paid for interest	(9.2)	(9.2)	(9.3)	(9.3)
Cash paid for taxes	(0.3)	(0.3)	(0.3)	(0.4)
Changes in working capital [2]	7.2	7.2	12.1	10.9
Stock-based compensation expense	1.2	1.2	1.4	1.4
Changes in other, net [2]	(1.7)	(1.7)	(0.2)	(0.2)

Cash flows provided by operating activities	$25.2	$26.2	$39.8	$40.5

Calendar 2006 Guidance	Full-Year 2006 Current Estimate		Full-Year 2006 Prior Estimate
	Low	High	Low	High
Components of Projected EBITDA [1]
EBITDA, as adjusted [1]	$156.5	$157.5	$162.4	$164.4
Less: stock-based compensation expense	5.2	5.2	5.4	5.4

EBITDA [1]	$151.3	$152.3	$157.0	$159.0
Depreciation	24.1	24.1	24.3	24.3
Amortization	8.0	8.0	7.7	7.7
Interest (income) expense, net	1.6	1.6	2.2	2.2
Income tax expense	42.3	42.6	44.5	45.2
Income tax rate	36.0%	36.0%	36.2%	36.2%
Net income	$75.3	$76.0	$78.3	$79.6

Weighted average diluted shares outstanding	27.5	27.5	27.7	27.7
Earnings per diluted share	$2.74	$2.77	$2.83	$2.88

Adjustments included above:
Stock-based compensation expense, net of tax	$3.3	$3.3	$3.4	$3.4
Net income, as adjusted	$78.6	$79.3	$81.7	$83.0
Earnings per diluted share, as adjusted	$2.86	$2.89	$2.95	$3.00

Projected EBITDA [1] Reconciliation to GAAP:
EBITDA [1]	$151.3	$152.3	$157.0	$159.0
Cash paid for deferred drydocking charges	(12.9)	(12.9)	(10.8)	(10.8)
Cash paid for interest	(18.5)	(18.5)	(18.6)	(18.6)
Cash paid for taxes	(1.4)	(1.4)	(1.4)	(1.5)
Changes in working capital [2]	8.0	8.0	15.1	14.4
Stock-based compensation expense	5.2	5.2	5.4	5.4
Changes in other, net [2]	(1.7)	(1.7)	(0.2)	(0.2)

Cash flows provided by operating activities	$130.0	$131.0	$146.5	$147.7

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Other Financial Data

(in millions, except Per Share Data and Tax Rates)

Forward Earnings Guidance and Projected EBITDA Reconciliation: (Unaudited)

Updated Pro Forma Run-Rate Guidance (Post-Newbuild)
	Pre-Newbuild 2006E	OSV Expansion [3]	TTB Expansion [4]	Pro Forma Run-Rate [5]
Components of Projected EBITDA [1]
EBITDA, as adjusted [1]	$157.0	$73.6	$19.3	$249.9
Less: stock-based compensation expense	5.2	—	—	5.2

EBITDA [1]	$151.8	$73.6	$19.3	$244.7
Depreciation	24.1	17.2	5.8	47.1
Amortization	8.0	3.0	2.6	13.6
Interest expense, net [6]	2.5	2.0	0.7	5.2
Income tax expense [7]	39.8	17.5	3.5	60.8

Net Income	$77.4	$33.9	$6.7	$118.0

Current diluted shares outstanding [5]	26.0			26.0
Earnings per diluted share	$2.98			$4.54

Adjustments included above:
Stock-based compensation expense, net of tax	$3.4			$3.4
Net income, as adjusted	$80.8			$121.4
Earnings per diluted share, as adjusted	$3.11			$4.67

Projected EBITDA [1] Reconciliation to GAAP:
EBITDA [1]	$151.8	$73.6	$19.3	$244.7
Cash paid for deferred drydocking charges	(12.9)	—	—	(12.9)
Cash paid for interest [6]	(22.6)	—	—	(22.6)
Cash paid for taxes	(1.4)	—	—	(1.4)
Changes in working capital [2]	8.0	(10.7)	(2.9)	(5.6)
Stock-based compensation expense	5.2	—	—	5.2
Changes in other, net [2]	(1.7)	—	—	(1.7)

Cash flows provided by operating activities	$126.4	$62.9	$16.4	$205.7

[1]	Non-GAAP Financial Measure

The Company discloses and discusses EBITDA as a non-GAAP financial measure in its public releases, including quarterly earnings releases, investor conference calls and other filings with the SEC. The Company defines EBITDA as earnings (net income) before interest, income taxes, depreciation, amortization and losses on early extinguishment of debt. This measure of EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate EBITDA differently than the Company, which may limit its usefulness as a comparative measure.

The Company views EBITDA primarily as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to it is cash flows provided by operating activities. Because EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

EBITDA is widely used by investors and other users of the Company’s financial statements as a supplemental financial measure that, when viewed with GAAP results and the accompanying reconciliations, the Company believes it provides additional information that is useful to gain an understanding of the factors and trends affecting its ability to service debt, pay deferred taxes and fund drydocking charges and other maintenance capital expenditures. The Company also believes the disclosure of EBITDA helps investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year.

EBITDA is also one of the financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a significant criteria for annual incentive cash bonuses paid to the Company’s executive officers and other shore-based employees; (iii) to compare to the EBITDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company’s ability to service existing fixed charges, incur additional indebtedness and execute its growth strategy.

Set forth below are the material limitations associated with using EBITDA as a non-GAAP financial measure compared to cash flows provided by operating activities.

•	EBITDA does not reflect the future capital expenditure requirements that may be necessary to replace existing vessels as a result of normal wear and tear,

•	EBITDA does not reflect the interest, future principal payments and other financing-related charges necessary to service the debt that we have incurred in acquiring and constructing vessels,

•	EBITDA does not reflect the deferred income taxes that will eventually have to be paid once the Company is no longer in an overall tax net operating loss carryforward position, and

•	EBITDA does not reflect changes in the Company’s net working capital position.

Management compensates for the above-described limitations in using EBITDA as a non-GAAP financial measure by only using EBITDA to supplement GAAP results.

EBITDA, as adjusted, excludes the impact of stock-based compensation expense required under the recently adopted FAS 123R.

[2]	Projected cash flows provided by operating activities are based, in part, on estimated future “changes in working capital” and “changes in other, net,” that are susceptible to significant variances due to the timing at quarter-end of cash inflows and outflows, most of which are beyond the Company’s ability to control. However, any future variances in those two line items from the above forward looking reconciliations should result in an equal and opposite adjustment to actual cash flows provided by operating activities.

[3]	Includes a full-year pro forma contribution of operating results from new vessels planned for the MPSV conversion program and Phase 2 of OSV Newbuild Program #4.

[4]	Includes a full-year pro forma contribution of operating results from new vessels planned for TTB Newbuild Program #2.

[5]	“Pro Forma Run-Rate” scenario illustrates the estimated incremental operating results from all of the vessels that are currently planned or under construction under the MPSV conversion program, TTB Newbuild Program #2 and Phase 2 of OSV Newbuild Program #4, assuming all of those vessels were placed in service as of January 1, 2006 and were working at current market dayrates commensurate with their relative size and service capabilities at full practical utilization of 95.0% assuming a normalized drydocking schedule. All other key assumptions related to the Company’s current operating fleet, including vessel dayrates, utilization, cash operating expenses and SG&A, are consistent with the Company’s latest 2006E guidance. In addition, this pro forma illustration reflects the Company’s “current diluted shares outstanding” of approximately 26.0, as adjusted for the Company’s repurchase of 1.8 shares concurrent with its recent convertible notes offering.

[6]	Assumes a full-year pro forma contribution of “interest expense, net,” of approximately $24.3 of interest expense (without any capitalization of construction period interest and as adjusted for the Company’s recent convertible notes offering), offset by approximately $19.1 of interest income at an assumed rate of 4.5% on a projected post-newbuild cash balance of $425.0 million. The Company’s full-year pro forma “cash paid for interest” is now expected to be approximately $22.6, as adjusted for the Company’s recent convertible notes offering.

[7]	Assumes pro forma “income tax expense” calculated using the Company’s current effective tax rate of approximately 34.0%, as adjusted for the expected tax effect of the Company’s recent convertible notes offering and concurrent convertible note hedge and warrant transactions.